Exhibit 5.1

A SPAC II Acquisition Corp. Ritter House Wickhams Cay II PO Box 3170 Road Town Tortola VG1110 British Virgin Islands	D: +852 3656 6054
E: nathan.powell@ogier.com

Reference: NMP/RYH/181753.00006

25 March 2022

Dear Sirs

A SPAC II Acquisition Corp. (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-1, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement), related to:

(a)	the offering and sale (the Offering) of 18,500,000 units (with an additional 2,775,000 units if the underwriter's over-allotment option is exercised in full ) (each a Unit and together the Units), with each Unit consisting of: (i) one class A ordinary share of no par value in the Company (each a Share and together the Shares); (ii) one-half of one redeemable warrant (each a Warrant and together the Warrants) to purchase one Share, and (iii) one right (each a Right and together the Rights) to receive one-tenth of one Share, granted to the underwriters of the Offering for whom Maxim Group LLC is acting as representative (the Representative);

(b)	277,500 Shares to the Representative and/or its designees (or 319,125 Shares if the underwriter's over-allotment option is exercised in full) (the Representative Shares); and

(c)	all Shares, Warrants and Rights issued as part of the Units and all Shares underlying those Warrants and Rights comprised in such Units (which together constitute all of the ordinary shares, warrants or rights to acquire the same in the Company being registered pursuant to the Registration Statement).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape	Justin Davis Florence Chan Lin Jacobsen Cecilia Li James Bergstrom Marcus Leese

1	Documents

1.1	In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 24 March 2022 (the Company Registry Records);

(ii)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 24 March 2022 (the Court Records, together with the Company Registry Records,, the Public Records);

(c)	the certificate of incumbency issued by the Company’s registered agent dated 25 March 2022 (the Certificate of Incumbency);

(d)	the register of directors of the Company dated 25 March 2022 (the Register of Directors);

(e)	written resolutions of the sole director of the Company dated 24 March 2022 approving, inter alia, the Registration Statement (the Director’s Resolutions).

1.2	We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1.1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Certificate of Incumbency without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Director's Resolutions remain in full force and effect and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the Offering and the sole director does not have a financial interest in or other relationship to a party of the transactions contemplated by the Offering which has not been properly disclosed in the Director's Resolutions;

(f)	the accuracy and completeness of the Certificate of Incumbency as at the date hereof; and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Shares included in the Units and the Representative Shares to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and the Company's then effective memorandum and articles of association; and

(ii)	such issuances of Shares have been duly registered in the Company’s register of members as fully paid shares, will be validly issued, fully paid and non-assessable.

(d)	Any Shares which are to be issued pursuant to the Warrants and Rights, in each case when the Warrants and/or Rights are exercisable under the terms of the warrant agreement and the rights agreement, respectively, as referred to in the Registration Statement, have been duly authorised for issue and, when:

(i)	issued by the Company in accordance with the terms of the warrant agreement and rights agreement, respectively, as referred to in the Registration Statement and in accordance with the Company's then effective memorandum and articles of association, and

(ii)	such issuances of Shares have been duly registered in the Company’s register of members as fully paid shares, will be, subject to payment of the exercise price therefor under the terms of the Warrants and Rights (as applicable), validly issued, fully paid and non-assessable.

(e)	The performance of the Company's obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the memorandum and articles of association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(f)	Based solely on our review of the Court Records, no litigation was pending against the Company in the High Court of the British Virgin Islands.

(g)	Based solely on our review of the Public Records, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained by the Registry of Corporate Affairs in the British Virgin Islands or the High Court of the British Virgin Islands (in each case to the extent those records are revealed by the Public Records) in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.

4.5	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing Law and Reliance

5.1	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

5.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier